UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13,2004
                                               -----------------
                             SJW Corp.
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(Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)  Identification No.)

    374 W. Santa Clara Street, San Jose, California     95196
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(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
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         Registrant's telephone number, including area code

                             Not Applicable
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  (Former name or former address, if changed since last report)


ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 9, 2004, the Executive Compensation Committee of the Board of Directors of SJW Corp. adopted and approved the implementation of the Special Deferral Election Plan (the "Plan") by the Company's wholly-owned subsidiary San Jose Water Company (the "Company"). The new Plan will become effective as of January 1, 2005, and it is expected that one or more of the following executive officers of SJW Corp. will participate in the Plan:

       Name                          Title
       ----                          -----

W. Richard Roth          SJW Corp. - Chief Executive Officer
                         and President

R. Scott Yoo             San Jose Water Company - Senior Vice
                         President, Administration

George J. Belhumeur      San Jose Water Company - Senior Vice
                         President, Operations

Angela Yip               SJW Corp. - Chief Financial Officer and
                         Treasurer

Richard J. Pardini       San Jose Water Company - Vice President,
                         Chief Engineer

Dana Drysdale            San Jose Water Company - Vice President,
                         Information Services

Richard J. Balocco       San Jose Water Company - Vice President,
                         Corporate Communications


The Plan will provide participants with the opportunity to defer a portion of their compensation each year and to realize an investment return on those monies during the deferral period. Accordingly, each participant may elect to defer up to fifty percent (50%), of his or her base salary and up to one hundred percent (100%) of his or her bonus or other incentive compensation for the year.

Participants must make their deferral election before the start of the calendar year during which the compensation subject to their election is to be earned. For each year's deferred compensation, the participant may designate the start date for the subsequent distribution of that compensation and the form of distribution. Applicable start dates may be tied to separation from service, a substantial change in the ownership or control of the Company (or SJW Corp. at a time while it remains the parent company) or a specified date. The form of distribution may be either a lump sum or a series of installments over a designated period.

During the deferral period, the participant may designate the investment of his or her account balances in one or more available investment funds. No actual investments will be held in the participant's account, but the account balance will be adjusted periodically to reflect the return that account would have realized had it actually been invested in the designated investment funds.

Participants will at all times remain general creditors of the Company with respect to their account balances under the Plan. The Company may establish a trust in order to accumulate a reserve to satisfy all or part of its liabilities under the Plan. However, no participant will have any beneficial ownership interest in those assets, and such assets would be available for the satisfaction of creditor claims in the event of the Company' insolvency or bankruptcy.

The Executive Compensation Committee of the Company's Board of Directors may amend or terminate the Plan at any time. However, no such amendment or plan termination may adversely affect a participant's benefits accrued to date under the plan or the distribution elections in effect for those benefits

A copy of the Plan is filed as an exhibit to this 8-K Report.


Item 9.01  Financial Statement and Exhibits

     (c)  Exhibits

     Exhibit No.                Description
     ----------                 -----------
     99.1          San Jose Water Company Special Deferral
                   Election Plan issued by SJW Corp., approved
                   December 9, 2004 by the Executive Compensation
                   Committee of the Board of Directors of SJW
                   Corp.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  SJW Corp.
                                  -----------------------------


December 13, 2004                /s/ Angela Yip
---------------------             -------------------------
                                  Angela Yip,
                                  Chief Financial Officer
                                  and Treasurer


                              EXHIBIT INDEX

Exhibit No.                Description
----------                 -----------
  99.1             San Jose Water Company Special Deferral
                   Election Plan issued by SJW Corp., approved
                   December 9, 2004 by the Executive Compensation
                   Committee of the Board of Directors of SJW
                   Corp.